December 4, 2012 Doug Braunstein, Chief Financial Officer Goldman Sachs U.S. Financial Services Conference

I. JPMorgan Chase overview  Performance summary II. NIR, NII and NIM  NIR  NII and NIM drivers – Loans  NII and NIM drivers – Deposits  NII and NIM drivers – Investment portfolio and duration III. Consumer & Community Banking and Corporate & Investment Bank new disclosure IV. Outlook V. Appendix Agenda 1 G O L D M A N S A C H S U . S . F I N A N C I A L S E R V I C E S C O N F E R E N C E

GOLDMAN SACHS U.S. FINANCIAL SERVICES CONFERENCE

Performance summary

JPMorgan Chase overview

$mm, excluding EPS

	3Q11 YTD	3Q12 YTD	$ O/(U)
Revenue (FTE)[1]	$77,569	$75,512	($2,057)
Credit Costs	5,390	2,729	(2,661)
Expense	48,371	48,682	311
Reported net income	$15,248	$15,592	$344
Net income applicable to common stock	$14,141	$14,556	$415
Reported EPS	$3.57	$3.81	$0.24
ROE	11%	11%	
ROTCE[2]	16	15	
ROA	0.94	0.92	
Return on Basel I RWA	1.7	1.6	
Basel I Tier 1 common[3]	$120,234	$135,065	$14,831
Basel I Tier 1 common ratio[3]	9.9%	10.4%	
Basel III Tier 1 common ratio[3,4]	7.7	8.4	

We believe return on RWA is more relevant for comparing JPM vs. peers

Impact of run-off and mitigants through 2014 would add ~+100bps[5]

Firmwide revenue – 3Q12 YTD[1,6]


CIB
CCB
CBB
17%
MB
14%
TSS
8%
Card
18%
CB
7%
IB
27%
AM
9%

Net income – 3Q12 YTD[1,7]


CIB
CCB
MB
16%
CBB
14%
Card
17%
TSS
7%
CB
11%
IB
28%
AM
7%

[1] See note 1 on slide 28
[2] See note 2 on slide 28
[3] See note 3 on slide 28
[4] Estimated; 3Q11 YTD does not reflect estimated impact of final Basel 2.5 Rules and Basel III Advanced NPR
[5] Includes the effect of bringing forward run-off and data/model enhancements
[6] Excludes Corp/PE 3Q12 YTD loss of $0.9B from total revenue
[7] Excludes Corp/PE 3Q12 YTD net loss of $2.6B from total net income

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JPMORGAN CHASE & CO.

$33.45 $36.59 $36.15 $39.88 $43.04 $46.59 $50.17 $18.88 $21.96 $22.52 $27.09 $30.18 $33.69 $37.53 2006 2007 2008 2009 2010 2011 3Q12 Book value per share: growing our fortress balance sheet JPMorgan Chase overview Shares outstanding (EOP) 3.7B 3.9B 3.9B 3.8B 3.4B 3.5B 1 Actual change 2 Excludes litigation reserves associated with mortgage-backed securities 3 3Q12 vs. 3Q11 4 CAGR as of YE2011 Key metrics since 2006 1 1 ($B) 2006 3Q12%Δ Tangible common equity $65.4 $142.6 118% Basel I Tier 1 common 7.3% 10.4% 3.1 Loan loss reserve $7.3 $22.8 $15.5 Repurchase reserve 2 0.0 3.1 3.1 EOP Deposits 638.8 1,139.6 78% 3.8B Growth YoY3 5Y4 10Y4 BVPS 9% 7% 9% TBVPS 14 12 8 EPS 37 2 19 1 3 G O L D M A N S A C H S U . S . F I N A N C I A L S E R V I C E S C O N F E R E N C E

Building market leading franchises

JPMorgan Chase overview

		Select key stats ($B, except where noted)	2006	3Q12 LTM[1]	2006-2012 CAGR
CCB	CBB	Average total deposits[2]	$190.1	$388.0	12.6%
		Client investment assets (EOP)	80.6	154.6	11.5
		Business Banking loans (EOP)	14.2	18.6	4.6
		Number of branches	3,079	5,596	10.5
	MB	Mortgage loans originated	$119.2	$168.2	5.9%
		Retail branch and direct to consumer originations	40.5	98.1	15.9
		Number of branch salespeople	1,196	3,508	19.6
		Mortgage loan origination market share[3]	5.8%	10.6%	
	Card	Card Services sales volume	$256.8	$372.9	6.4%
		Card Services net revenue rate (% avg. loans)	10.4%	12.2%	
		GPCC sales volume market share[4]	15.7	20.2	
		Auto originations market share[5]	3.1	4.5	
	CIB	IB fees ($mm)[6]	$5,537	$5,168	(1.1%)
		Securities Services ($mm)[6]	3,317	3,976	3.1
		Fixed Income Markets ($mm)[6]	8,736	14,861	9.2
		Equity Markets ($mm)[6]	3,458	4,317	3.8
		Treasury Services ($mm)[6]	2,792	4,241	7.2
		Average customer deposits & other third party liabilities[2,7]	189.5	352.1	10.9
		Assets under custody ($T)	13.9	18.2	4.6
		Average loan balances[2]	96.2	113.4	2.8
	CB	Average liability balances[2]	$73.6	$194.8	17.6%
		Average loans[2]	53.6	118.1	14.1
		IB revenue, gross	0.7	1.5	13.5
		Overhead ratio	52%	35%	
	AM	Assets under management	$1,013	$1,381	5.3%
		Long-term flows	45.0	57.0	4.0
		Number of Private Banking client advisors	1,506	2,826	11.0

[1] Last twelve months
[2] Averages in 3Q12 LTM column are 3Q12 YTD averages
[3] Source: Inside Mortgage Finance, 4Q06 and 3Q12, respectively
[4] Based on disclosures by peers and internal estimates as of 3Q12; GPCC stands for General Purpose Credit Card; excludes WaMu and Commercial Card
[5] Source: Autocount as of 3Q12; share of all sales for new and recent used vehicles in franchised dealers
[6] 2006 IB data represents heritage JPM only
[7] Customer deposits and other third party liabilities pertain to the Treasury Services and Securities Services businesses, and includes deposits, as well as deposits that are swept to on-balance sheet liabilities (i.e., commercial paper, federal funds purchased and securities loaned or sold under repurchase agreements) as part of customer cash management programs

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JPMORGAN CHASE & CO.
GOLDMAN SACHS U.S. FINANCIAL SERVICES CONFERENCE

Franchise leadership

JPMorgan Chase overview

		Key metrics
CCB	CBB	#1 ATM network #2 in branches #1 most visited banking portal – Chase.com #1 SBA lender[1]
CCB	MB	#2 mortgage originator[2] #2 retail mortgage originator[2] #3 mortgage servicer[2] Offered nearly 1.4mm mortgage modifications and completed 578k since 2009
CCB	Card	#1 credit card issuer in the U.S.[3] #1 global Visa issuer based on consumer and business credit card sales volume[4] #1 U.S. co-brand credit card issuer[3] #3 global merchant acquirer[5]
	CIB	#1 in Global IB fees; widened gap to #2 competitor YTD 3Q12 from FY11 #1 Fixed Income Markets revenue share of top 10 investment banks[6] Ranked #1 for 2012, 2011 and 2010 for both All-American Fixed Income Research and Equity Research Securities Services moved to #3 in 2011 from #7 in 2010 in Global Custodian Magazine's 2011 Global Custody Survey
	CB	90% of the customers surveyed are satisfied with their relationship with Chase[7] More than four out of five of our clients consider Chase to be their lead or primary bank[7]
	AM	Ranked #1 in client-oriented thinking by the 2012 Fund Brand 30 report[8] Significant increase in loyalty score – Ranked #7 in 2011, up from #21 in 2010[9] Best Private Bank for Ultra-High-Net Worth Globally[10]

[1] Based on number of loans
[2] Based on Inside Mortgage Finance as of 3Q12
[3] Based on disclosures by peers and internal estimates as of 3Q12
[4] Based on Visa data as of 2Q12
[5] Based on Nilson report as of YE2011
[6] Represents rank of JPM Fixed Income Markets revenue of 10 leading competitors based on reported information, excluding DVA
[7] 2012 Chase Relationship Survey
[8] Survey of retail investors in the 10 largest European countries
[9] Cogent Research Investor Brandscape, 2012
[10] Euromoney, 2012

GOLDMAN SACHS U.S. FINANCIAL SERVICES CONFERENCE

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JPMORGAN CHASE & CO.

Agenda Page 6 NIR, NII and NIM 6 CCB and CIB new disclosure 17 Outlook 24 Appendix 26 G O L D M A N S A C H S U . S . F I N A N C I A L S E R V I C E S C O N F E R E N C E JPMorgan Chase overview 2

Lending and deposit related - other 6% IB fees 10% Principal transactions 10% Asset mgmt fees - AM 13% Asset mgmt fees - other 13% Securities gains 4% Other 13% Mortgage fees 14% Credit card 11% Lending and deposit related - CCB 6% Revenue composition: Balanced sources of revenue NIR, NII and NIM Noninterest revenue = $51.1B Mix of noninterest revenue – 3Q12 LTM1 3Q12 LTM revenue mix1 1 Presented on a managed basis 2 Total revenue for Wholesale includes Corporate revenue 3 Excludes significant items as referenced in slide 1 of the Financial Results presentations from 4Q11 through 3Q12, DVA and CVA, and impact of mortgage repurchase losses Wholesale2 50% Consumer 50% NIR 52% NII 48% Total revenue = $97.7B Wholesale 50% Consumer 50% NIR 53% NII 47% Total revenue = $100.0B 3Q12 LTM revenue mix normalized1,3 7 N I R , N I I A N D N I M

Core net interest margin1,2 NIR, NII and NIM 1 See note 1 on slide 28 2 See note 4 on slide 28 3 The core and market-based NII presented for 2009 represent the quarterly average for 2009 (total for 2009 divided by 4); the yield for all periods represent the annualized yield  Both Firmwide and Core NIM lower (4 bps and 8 bps, respectively) QoQ  Faster mortgage prepayments  Limited reinvestment opportunities  Lower rates impacting floating rate assets, with partial offset in deposit costs  Increase in deposits with central banks Comments  Long-term debt (2.51% in 3Q12; 2.47% in 2Q12)  Balances and interest expense lower post trust preferred securities redemption and debt maturities  Rate benefit related to above items was largely offset by hedge accounting Net interest income trend Investment securities (2.11% in 3Q12; 2.42% in 2Q12) 3.91% 3.85% 3.66% 3.66% 3.51% 3.54% 3.33% 3.14% 3.19% 3.10% 3.00% 2.92% 1.92% 1.77% 1.47% 1.42% 1.42% 1.43% 1.35% 1.45% 1.42% 1.29% 1.07% 1.11% 3.42% 3.32% 3.06% 3.01% 2.88% 2.89% 2.72% 2.66% 2.70% 2.61% 2.47% 2.43% FY2009 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 Core NII Market-based NII Core NIM Market-based NIM JPM NIM 3 8 N I R , N I I A N D N I M

Firmwide NII drivers NII and NIM drivers Core NIM drivers1,2 (%) 3.54% 2.92% (0.16)% (0.17)% 0.08% (0.46)% 0.09% 1Q11 Run-off Core Customer deposits Treasury and CIO investment portfolio Financing and other 3Q12 $10,190 $9,790 ($821) $348 $209 ($378) $242 1Q11 Run-off Core Customer deposits Treasury and CIO investment portfolio Financing and other 3Q12 Core NII drivers1,2 ($mm) Liberates capital 1 1 All drivers are gross (for example, loan drivers are not net of interest expense); drivers are addressed separately under customer deposits, Treasury and CIO investment portfolio, and financing and other 2 See note 4 on slide 28 3 Deposits with banks and securities Loans Loans 3 3 9 N I R , N I I A N D N I M

Balance sheet: Yield and mix trends

NII and NIM drivers – Run-off Portfolios Loans

Run-off portfolios simulation ($B)

	2011	2012[1]	2013[1]	2014[1]
MB[2]	$173	$152	$130	$112
Card & Other[3]	22	15	12	10
Total average loans	**$196**	**$167**	**$142**	**$122**
Total run-off portfolios				
Net interest income	$6.3	$5.2	$4.1	$3.4
Noninterest expense	2.0	1.8	1.5	1.3
NCOs[4]	5.8	4.5	2.4	1.7
Net income[5]	**($0.9)**	**($0.7)**	**$0.1**	**$0.2**
Run-off portfolios NIM	3.2%	3.1%	2.9%	2.8%

[1] Simulated results based on current run-off portfolios trends. All simulated amounts presented for each of the above periods are estimates within a range of possible outcomes. Actual results could differ significantly from these simulated estimates
[2] MB run-off portfolio includes WaMu purchased credit-impaired loans, discontinued products, and certain prime loans with estimated current LTVs greater than 80% as of January 2010
[3] Other includes Card run-off portfolio, including certain legacy WaMu loans, legacy balance transfer programs and terminated partner portfolios, and CBB run-off portfolio, including discontinued products
[4] Includes small amounts of other income in Card
[5] Assumes provision for credit losses equals net charge-offs associated with NCI portfolio. Assumes no reserve actions associated with run-off PCI portfolio
[6] Assumes 38% tax rate
Note: Totals may not sum due to rounding

Run-off portfolio – Comments

- Simulation assumes provision for credit losses equals net charge-offs; other reserve actions not simulated
- NII will decline as portfolios run off; reduction of higher yield loans puts pressure on firmwide NIM
  - NII for run-off portfolios expected to decline by $1B +/- in 2012, including $600mm +/- related to MB
- However, run-off will benefit firmwide net income and returns, as expense, credit losses and RWA also decline

NIR, NII AND NIM

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JPMORGAN CHASE & CO.

Loan growth analysis

NII and NIM drivers – Loans


Total end-of-period loans ($B)
Run-off portfolios
Growth
Total loans: 5%
$686
$722
$206
Run-off (MB and Other)1,2
(22)%
$160
Wholesale
28%
Core $480
Core $562
Consumer
6%
1Q11
3Q12


Core loans by line of business ($B)
Growth
$562
17%
$480
AM3
42%
CB
24%
TSS
31%
IB
23%
Card4
4%
CBB
Mortgage3
10%
19%
1Q11
3Q12

- Total loans increased 5% since 1Q11 driven by core loan growth of 17% across all businesses, including Wholesale loan growth of 28%
  - CB achieved ninth consecutive quarter of increased loan balances; Middle Market loans up 27% since 1Q11
  - TSS trade finance loans up 38% since 1Q11
  - Business Banking loans up 9% since 1Q11; 18% increase in origination volume since 1Q11
- Run-off portfolios decreased 22% since 1Q11 driven by runoff in Real Estate Portfolios

Note: Wholesale includes IB, CB, TSS, AM and Corporate; Consumer includes CBB, MB and Card. Excludes loans held-for-sale and loans at fair value. Totals may not sum due to rounding

[1] Other includes Card run-off portfolio, including certain legacy WaMu loans, legacy balance transfer programs and terminated partner portfolios (e.g. Kohl's), and CBB run-off portfolio, including discontinued products

[2] MB run-off portfolio includes WaMu purchased credit-impaired loans, discontinued products, and certain prime loans with estimated current LTVs greater than 80% as of January 2010

[3] AM includes loans originated by AM that are held in Corporate and other loans held in Corporate; mortgage loans held by AM and Corporate are classified as consumer loans (classification is consistent with SEC filings) and included in the Mortgage category

[4] Includes Auto and Student loans

NIR, NII AND NIM

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JPMORGAN CHASE & CO.

5.62% 4.98% (0.17)% (0.47)% 1Q11 Run-off Core 3Q12 Balance sheet: Yield and mix trends NII and NIM drivers – Loans Components of decline in loan yields Mix and rate both contribute to loan yield decline  Core loan growth is a positive contributor to NII  Continued price pressure modestly affecting spreads  Expect continued growth in volumes through 2013  IB, AM, and Card, which represent 40% of total loans, are generally not rate sensitive  Large portion of decline in yields relates to mix, not rate  Primarily from Card run-off  Growth in wholesale loans 12 N I R , N I I A N D N I M

CBB CBB Other1 Other1 TSS TSS CB CB AM AM 1Q11 3Q12 Deposit growth NII and NIM drivers – Deposits Avg. deposits by line of business ($B) 27% 32% 12% Avg. interest-bearing vs. noninterest-bearing deposits ($B) 0.50% 0.43% 34% 1Q11 3Q12 Interest-bearing deposits Noninterest-bearing deposits $930 $1,098 0.53% 0.34% $1,098 $930 1 Other includes IB, MB, Card and Corporate Growth (24)% 18% Deposit yield Deposit margin has decreased, largely offset by volume growth and reduction in cost of interest bearing deposits 13 N I R , N I I A N D N I M

Deposit growth vs. Industry NII and NIM drivers – Deposits CBB deposit balance growth1 4.0% 5.4% 6.7% 7.3% 8.1% 8.0% 8.7% 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12  Consistent investment and improvement in customer experience driving strong, steady balance growth  JPM deposit growth more than double industry growth rate; gained market share in top 10 U.S. markets in Chase footprint and all top 50 Chase markets from last year 2012 FDIC market share – Top markets2 Comments2 1 YoY growth of average daily balances 2 SNL Financial; excludes branches with >$1B in deposits; excludes Philadelphia, Boston and District of Columbia (out of Chase footprint) 2012 JPM Rank Deposits ($B) % Share YoY Δ Share (bps) 2012 2011 1 New York, NY $94 18.3% 110 1 1 2 Los Angeles, CA $32 11.4% 127 3 3 3 Chicago, IL $33 16.0% 150 1 1 4 Miami, FL $11 7.9% 125 3 3 8 San Francisco, CA $11 9.4% 94 3 3 9 Dallas-Fort Worth, TX $15 14.4% 54 1 1 10 Houston, TX $18 17.1% 46 1 1 14 N I R , N I I A N D N I M

Cash, investment and duration management for Treasury and CIO NII and NIM drivers – Investment portfolio and duration  AFS portfolio yield has been driven by rates, including the impact on mortgage prepayment and ongoing reinvestment  Incremental rate impact expected to be reduced given current levels  As AFS portfolio runs off (~$40B per year) reinvestment decisions take into account: – LCR and RWA impact – AOCI volatility – Duration and structural risk objectives – Maintaining conservative and high quality investment strategies  NII from new deposits is positive but the impact on overall NIM and asset yield is negative due to limited reinvestment opportunities in current rate environment AFS portfolio yield vs. 5-year swap rate 3.54% 2.89% 2.60% 2.11% 2.70% 2.32% 1.17% 0.86% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 AFS portfolio 5-year swap rate 1 Represents the estimated change in a security’s value due to a 1% change in interest rates across the curve, expressed as a number of years (i.e., normalized by the value of the security) 2 Certain U.S. Gov’t and Agency products may not be externally rated, but are included in the AA+ categorization 3 Treasury deployment includes cash and deposits at Central Banks, government reverse repos, etc. Comments Conservative Treasury and AFS portfolios  Treasury portfolio: liquid and short-dated 0.1 year interest duration1  CIO AFS portfolio balanced between rates and credit products  AA+ avg. rating; 1.3 year avg. interest rate duration1  ~80% of CIO AFS portfolio is either government backed or U.S. government agency credit2 or better; 88% inclusive of Treasury deployment3 15 N I R , N I I A N D N I M

Earnings-at-risk, duration, and impact on NIM

NII and NIM drivers – Investment portfolio and duration

Example of change in NIM for neutral and short duration[1,2,3]



Neutral duration[2]
Short duration[3]
Assumes rates follow forward curve
Pace of recovery
NIM change
0.00%
Severity of decline
2012 2013 2014 2015 2016 2017 2018 2019 2020 2021

Potential net interest income increases[4]



0
100
200
$3.9B
$2.2B
100
No curve change
$0.8B
0
Δ 1M Libor (bps)
Δ 10Yr Swap (bps)
Potential increases in NII relative to the implied curve

Shorter duration – lower starting yield; NIM closer to steady state if rates follow forward curve
A positive earnings-at-risk for an increase in interest rates is indicative of a short duration position

[1] Proxy balance sheet is comprised of deposits invested in a mix of fixed and floating assets, which determined overall balance sheet position. Fixed assets average 2.5 year WAL; liabilities average a 32% sensitivity to changes in interest rates (i.e., if rates go up 100 bps, average customer rates go up 32 bps)
[2] Neutral duration scenario assumes liabilities with duration of -1.75 years and assets invested at duration equal to liabilities
[3] Short duration scenario assumes liabilities with duration of -1.75 years and assets invested with a duration of 1.3 years
[4] As of 9/30/2012. Reflects risk exposure to pretax NII of the Firm's non-market-based business activities (see 3Q12 Form 10-Q disclosure for further discussion on interest rate exposure). Implied curve represents the market expectation of rates over the next 12 months

NIR, NII AND NIM
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JPMorgan Chase & Co.

Agenda Page 17 CCB and CIB new disclosure 17 NIR, NII and NIM 6 Outlook 24 Appendix 26 G O L D M A N S A C H S U . S . F I N A N C I A L S E R V I C E S C O N F E R E N C E

Consumer & Community Banking[1]

$mm	3Q12	O/(U) 2Q12	3Q11
Net interest income	$7,315	$135	($268)
Noninterest income	5,423	137	694
Revenue	12,738	272	426
Expense	6,954	122	274
Credit costs	1,862	1,683	(429)
Net income	$2,366	($929)	$355

Key drivers/statistics ($B)[2]			
Equity	$43.0	$43.0	$41.0
ROE	22%	31%	19%
Overhead ratio	55	55	54
Average loans	$422.8	$429.3	$441.8
Average deposits	416.7	411.3	384.3
Number of branches	5,596	5,563	5,396
Number of ATMs	18,485	18,132	16,708
Active online customers (000's)	30,765	30,361	29,544
Active mobile customers (000's)	11,573	10,646	7,299

[1] See note 1 on page 28; equity based on current equity allocation. Will be updated at Investor Day
[2] Actual numbers for all periods, not over/under
[3] Based on number of loans
[4] Based on Inside Mortgage Finance as of 3Q12
[5] Based on disclosures by peers and internal estimates as of 3Q12
[6] Based on Visa data as of 2Q12
[7] Based on Nilson report as of YE2011
[8] As of YTD September 30th data per Autocount

Leadership positions

Consumer & Business Banking

- #1 ATM network
- #2 in branches
- #1 most visited banking portal – Chase.com
- #1 SBA lender[3]
- Leading investment sales force with 3,000+ client advisors, $150B+ client investment assets and 1,000 Chase Private Client locations

Mortgage Banking

- #2 mortgage originator[4]
- #2 retail mortgage originator[4]
- #3 mortgage servicer[4]
- We are working to help homeowners and prevent foreclosures; offered nearly 1.4mm mortgage modifications and completed 578k since 2009

Card, Merchant Services & Auto

- #1 credit card issuer in the U.S.[5]
- #1 global Visa issuer based on consumer and business credit card sales volume[6]
- #1 U.S. co-brand credit card issuer[5]
- #3 global merchant acquirer[7]
- #3 non-captive in new/used vehicles sold at franchised dealers[8]

CCB AND CIB NEW DISCLOSURE
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JPMorgan Chase & Co.

Consumer & Community Banking

Consumer & Business Banking ("CBB")

$mm	3Q12	O/(U) 2Q12	O/(U) 3Q11
Net interest income	$2,685	$5	($45)
Noninterest income	1,655	3	(299)
Revenue	$4,340	$8	($344)
Expense	2,911	159	69
Credit costs	107	109	(19)
Net income	$789	($155)	($235)
Key drivers/statistics ($B)[1]			
Average total deposits	$393.8	$389.5	$362.2
Deposit margin	2.56%	2.62%	2.82%
Accounts[2] (mm)	27.8	27.4	26.5
Loan originations	$1.7	$1.8	$1.4
Loan balances (Avg)	18.3	17.9	17.2
Investment sales	6.3	6.2	5.1
Client investment assets (EOP)	154.6	147.6	132.3

[1] Actual numbers for all periods, not over/under
[2] Includes checking accounts and Chase Liquid® cards beginning in the 2nd quarter of 2012

Financial performance

- Consumer & Business Banking net income of $789mm, down 23% YoY
- Net revenue of $4.3B, down 7% YoY, reflecting the impact of the Durbin Amendment
- Credit costs of $107mm, compared with $126mm in the prior year
- Expense up 2% YoY, driven by investments in sales force and new branch builds

Key drivers

- Average total deposits of $393.8B, up 9% YoY and 1% QoQ
  - Deposit margin was 2.56%, compared with 2.82% in the prior year
- Accounts up 5% YoY and 2% QoQ
- Business Banking loan originations up 17% YoY and down 6% QoQ
- Record average Business Banking loans up 6% YoY and 2% QoQ
- Investment sales up 23% YoY and 2% QoQ
- Client investment assets up 17% YoY and 5% QoQ

CCB AND CIB NEW DISCLOSURE

19

JPMORGAN CHASE & CO.

Consumer & Community Banking

Mortgage Banking

$mm	3Q12	O/(U) 2Q12	O/(U) 3Q11
Production			
Production-related revenue, excl. repurchase losses	$1,778	$217	$475
Production expense	678	58	182
Income, excl. repurchase losses	$1,100	$159	$293
Repurchase losses	(13)	(3)	301
Income before income tax expense	$1,087	$156	$594
Servicing			
Net servicing revenue	$754	($31)	$57
Default servicing expense	819	114	234
Core servicing expense	244	(4)	(37)
Servicing expense	$1,063	$110	$197
Income/(loss), excl. MSR risk management	($309)	($141)	($140)
MSR risk management	150	(83)	134
Income/(loss) before income tax expense/(benefit)	($159)	($224)	($6)
Real Estate Portfolios			
Revenue	$1,006	($34)	($145)
Expense	386	(26)	23
Net charge-offs	1,420	724	521
Change in allowance	(900)	350	(900)
Credit costs	$520	$1,074	($379)
Income/(loss) before income tax expense/(benefit)	$100	($1,082)	$211
Mortgage Banking net income	$623	($698)	$485

Key drivers/statistics ($B)[1]	3Q12	2Q12	3Q11
Mortgage loan originations	$47.3	$43.9	$36.8
Retail channel originations	25.5	26.1	22.4
3rd party mtg loans svc'd (EOP)	$811.4	$860.0	$924.5
EOP NCI owned portfolio[2]	120.3	124.5	136.5
ALL/EOP loans[2,3]	4.63%	5.20%	7.12%
Net charge-off rate[2,3,4]	4.60	2.21	2.57

[1] Actual numbers for all periods, not over/under
[2] Real Estate Portfolios only
[3] Excludes the impact of purchased credit-impaired loans acquired as part of the WaMu transaction. An allowance for loan losses of $5.7B, $5.7B and $4.9B was recorded for these loans as of 3Q12, 2Q12 and 3Q11, respectively. To date, no charge-offs have been recorded for these loans
[4] Net charge-offs and net charge-off rates for 3Q12 included $825 million of incremental charge-offs recorded in accordance with regulatory guidance requiring loans discharged under Chapter 7 bankruptcy and not reaffirmed by the borrower ("Chapter 7 loans") to be charged off to the net realizable value of the collateral and to be considered nonaccrual, regardless of their delinquency status

Financial performance

- Record production pretax income of $1.1B, up $594mm YoY, reflecting wider margins and higher volumes
  - Realized repurchase losses of $231mm
  - Reduction of repurchase liability of $218mm
- Net servicing-related revenue, after MSR asset amortization, of $754mm, up 8% YoY
- Servicing expense of $1.1B, up 23% YoY
- Real Estate Portfolios pretax income of $100mm, compared with a pretax loss of $111mm in the prior year
- Total net revenue of $1.0B, down 13% YoY, driven by a decline in net interest income, resulting from portfolio runoff
- Credit costs of $520mm
  - Net charge-offs of $1.4B include incremental $825mm based on regulatory guidance[4]
  - Reduction in allowance for loan losses of $900mm
- Total quarterly net charge-offs likely to be $600mm +/-

Key drivers

- Mortgage originations of $47.3B, up 29% YoY and 8% QoQ
  - Retail channel originations (branch and direct-to-consumer) up 14% YoY and down 2% QoQ

CCB AND CIB NEW DISCLOSURE

20

JPMORGAN CHASE & CO.

Consumer & Community Banking

Card, Merchant Services & Auto

$mm	3Q12	O/(U) 2Q12	O/(U) 3Q11
Revenue	$4,723	$198	($52)
Expense	1,920	(176)	(195)
Net charge-offs[1,2]	1,286	(199)	(348)
Change in allowance	(55)	696	315
Credit costs	$1,231	$497	($33)
Net income	$954	($76)	$105
Card Services – Key drivers/statistics ($B)[3]			
Average loans	$124.3	$125.2	$126.5
Sales volume[4]	96.6	96.0	87.3
Net revenue rate	12.46%	11.91%	12.36%
Net charge-off rate[2,5]	3.57	4.32	4.70
30+ day delinquency rate[5]	2.15	2.13	2.89
# of accounts with sales activity (mm)	29.1	29.3	28.6
% of accounts acquired online	52%	49%	35%
Merchant Services – Key drivers ($B)[3]			
Merchant processing volume	$163.6	$160.2	$138.1
# of total transactions	7.4	7.1	6.1
Auto – Key drivers ($B)[3]			
Average loans	$48.4	$48.3	$46.5
Originations	6.3	5.8	5.9

[1] Net charge-offs and net charge-off rates for 3Q12 included $55mm of incremental charge-offs of Chapter 7 loans

[2] 2Q12 included $91mm in net charge-offs based on a policy change on restructured loans that do not comply with their modified payment terms

[3] Actual numbers for all periods, not over/under

[4] Excludes Commercial Card

[5] See note 5 on slide 28

Financial performance

- Net income of $954mm, up 12% YoY
  - Net income, excluding the reduction to the allowance for loan losses[5], up 48% YoY
- Revenue of $4.7B, down 1% YoY
- Credit costs of $1.2B[1], down $33mm YoY
- Expense of $1.9B, down 9% YoY, driven by lower marketing expense

Key drivers

Card Services

- Average loans of $124.3B, down 2% YoY and 1% QoQ
- Sales volume[4] of $96.6B, up 11% YoY and 1% QoQ
- Net charge-off rate[2,5] of 3.57%, down from 4.70% in the prior year and 4.32% in the prior quarter
  - 2Q12 rate of 4.03%, adjusted for change in charge-off policy for TDRs[2]

Auto

- Average loans up 4% YoY and flat QoQ
- Originations up 7% YoY and 9% QoQ

CCB AND CIB NEW DISCLOSURE

21

JPMorgan Chase & Co.

CCB AND CIB NEW DISCLOSURE

Corporate & Investment Bank[1]

$mm	3Q12	$ O/(U) 2Q12	$ O/(U) 3Q11
Corporate & Investment Bank revenue	$8,360	($626)	$74
Investment banking fees	1,429	184	390
Treasury services	1,064	(10)	95
Lending[2]	357	(13)	62
Total Banking	**2,850**	**161**	**547**
Fixed income markets	3,726	233	927
Equity markets	1,044	1	(3)
Securities services	965	(113)	26
Credit adjustments & Other[3]	(225)	(908)	(1,423)
Total Markets & Investor Services	**5,510**	**(787)**	**(473)**
Credit costs	(60)	(89)	(94)
Expense	5,350	57	81
Net income	$1,992	($384)	$51
Key statistics ($B)[4]			
EOP equity	$47.5	$47.5	$47.0
ROE[5]	17%	20%	16%
Overhead ratio	64	59	64
Comp/revenue[6]	33	30	31
EOP loans	$112	$117	$97
Customer deposits & liability balances[7]	351.4	348.1	341.1
Assets under custody ($T)	18.2	17.7	16.3
ALL/EOP loans ex conduits and trade[8]	2.92%	2.75%	3.08%
Net charge-off/(recovery) rate	(0.08)	(0.04)	(0.72)
VaR ($mm)	$122	$75	$70

[1] See notes 1 and 6 on slide 28; equity based on current equity allocation. Will be updated at Investor Day
[2] Lending revenue includes net interest income, fees, gains or losses on loan sale activity, gains or losses on securities received as part of a loan restructuring, and the risk management results related to the credit portfolio (excluding trade finance)
[3] Credit adjustments & Other primarily includes net credit portfolio credit valuation adjustments ("CVA") and its associated hedging activities; DVA related to both structured notes and derivatives; and nonperforming derivative receivable results effective in the first quarter of 2012 and thereafter. The results of the synthetic credit portfolio that was transferred from the Chief Investment Office effective July 2, 2012, which are reported in Fixed Income Markets are not included
[4] Actual numbers for all periods, not over/under
[5] Return on equity excluding DVA, a non-GAAP financial measure, was 18%, 16%, and 7%, for 3Q12, 2Q12, and 3Q11, respectively. For additional information on this measure, see note 6 on page 28
[6] Compensation expense as a percentage of total net revenue excluding DVA, a non-GAAP financial measure, was 32%, 33%, and 40%, for 3Q12, 2Q12, and 3Q11, respectively. For additional information on this measure, see note 6 on page 28
[7] Customer deposits and other third party liabilities pertain to the Treasury Services and Securities Services businesses, and include deposits, as well as deposits that are swept to on-balance sheet liabilities (e.g., commercial paper, federal funds purchased and securities loaned or sold under repurchase agreements) as part of customer cash management programs
[8] Management uses allowance for loan losses to period-end loans retained, excluding trade finance and conduits, a non-GAAP financial measure, as a more relevant metric to reflect the allowance coverage of the retained lending portfolio. ALL/EOP Loans as reported was 1.35%, 1.31%, and 1.47% for 3Q12, 2Q12, and 3Q11, respectively

Financial performance

- Net income of $2.0B on revenue of $8.4B
  - DVA loss of $211mm
  - ROE of 17%, 18% excl. DVA
- Banking
  - IB fees of $1.4B, up 38% YoY, with stronger results in underwriting products
    - Continued to rank #1 in YTD Global IB fees
  - Lending of $357mm, up 21% YoY
  - Treasury Services revenue of $1.1B, up 10% YoY
- Markets & Investor Services
  - Fixed income revenue of $3.7B, up 33% YoY; reflecting broad-based strength this quarter
  - Equity revenue of $1.0B, flat YoY
  - Securities Services revenue of $965mm, up 3% YoY
  - Credit adjustments & Other loss of $225mm; loss of $14mm excl. DVA
- Expense of $5.4B, up 2% YoY, driven by higher compensation expense associated with stronger business performance
- Customer deposits & third party liability balances up 3% YoY
- Record assets under custody of $18.2T, up 12% YoY

22

JPMORGAN CHASE & CO.

Corporate & Investment Bank – Key metrics & leadership positions

Corporate & Investment Bank

($B)	LTM 3Q12	FY2011	FY2010
International revenue	16.0	17.1	15.7
International deposits (Avg)	189.1	180.1	146.4
International loans (EOP)	64.8	67.0	45.3
Gross CIB revenue from CB	3.9	3.7	4.0

Banking

Global IB fees (Dealogic)	#1	#1	#1
TS firmwide revenue[1]	6.9	6.4	6.6
Combined Fedwire/CHIPS volume	#1	#1	#1
International electronic funds transfer volume (mm)[2]	288.4	250.5	232.5

Markets & Investor Services

International AUC ($T, EOP)	8.0	7.1	6.3
All-American Institutional Investor research rankings	#1	#1	#1

[1] See note 7 on slide 28
[2] International electronic funds transfer represents volume over the period and includes non-U.S. dollar Automated Clearing House ("ACH") and clearing volume
[3] Represents rank of JPM Fixed Income Markets revenue of 10 leading competitors based on reported information, excluding DVA

Comments

Corporate & Investment Bank

- 48% international revenue for last 12 months
- International deposits increased 5% for LTM 3Q12, driven by growth in Asia
- International loans up 43% since FY10
- Gross CIB revenue from CB clients up 6% YoY
- Strategic Reengineering Program ~70% complete

Banking

- Widened the gap to #2 competitor YTD 3Q12 from FY11
- TS firmwide revenue up 9% YoY
- #1 in combined Fedwire and CHIPS volume, Federal Reserve, 2002 – 2012
- Total international electronic funds transfer volume up 15% YoY

Markets & Investor Services

- #1 Fixed Income Markets revenue share of top 10 investment banks[3]
- International AUC up 12% from FY11; 44% of 3Q12 total AUC
- JPM ranks #1 for 2012, 2011, and 2010 for both All-American Fixed Income Research and Equity Research

CCB AND CIB NEW DISCLOSURE

23

JPMORGAN CHASE & CO.

Agenda Page 24 Outlook 24 NIR, NII and NIM 6 CCB and CIB new disclosure 17 Appendix 26 G O L D M A N S A C H S U . S . F I N A N C I A L S E R V I C E S C O N F E R E N C E

Outlook

CCB

- Consumer & Business Banking
  - Deposit spread compression, given low interest rates, will negatively impact 2012 annual net income by over $400mm; based on the current curve, impact will be comparable in 2013. This will be partially offset by deposit balance growth
- Mortgage Banking
  - We expect 4Q12 Mortgage Banking origination volumes to be at or above 3Q12 levels
    - Margins will be below the levels of recent quarters but remain high by historical standards
  - Total quarterly net charge-offs likely to be below $600mm
  - If charge-offs and delinquencies continue to trend down, there will be continued reserve reductions
  - Realized repurchase losses may be offset by reserve reductions based on current trends
  - Expect annual reduction in NII of $600mm +/- from run-off in Real Estate Portfolios in 2013
- Card
  - Expect reserve releases are near the end

CIB

- 4Q12 CIB Markets revenue lower than 3Q12

Corporate/Private Equity

- Expect Treasury and CIO quarterly net loss slightly better than $300mm in 4Q12

Firmwide 4Q guidance

- Expect 2H12 operating expense[1] comparable to 1H12
- Continued modest pressure on NIM over time

Other firmwide guidance

- Subject to regulatory changes and approvals, we expect to be between 9.0%[2] and 9.5%[2] +/- Basel III Tier 1 Common Ratio by the end of 2013
- Capital allocations to LOBs (to be updated at Investor Day) are currently expected to increase, with decrease in Corporate
  - LOB ROE targets are expected to be consistent or slightly lower than prior guidance due to increased LOB capital allocations
  - Consolidated ROE target expected to be generally consistent with previous guidance
- We continue to believe that on an absolute and static basis, the Firm should be earning $24B +/- annually

[1] Excluding Corporate litigation expense and compensation expense for IB
[2] Including current positive impact of AOCI

OUTLOOK
25
JPMORGAN CHASE & CO.

Agenda Page 26 Appendix 26 NIR, NII and NIM 6 CCB and CIB new disclosure 17 Outlook 24 G O L D M A N S A C H S U . S . F I N A N C I A L S E R V I C E S C O N F E R E N C E

Top 25 Chase Markets 2012 FDIC market share – Top 25 Chase markets 2012 JPM Rank Market Deposits ($B) % Share YoY Δ Share (bps) 2012 2011 New York, NY $94 18.3% 110 1 1 Chicago, IL $33 16.0% 150 1 1 Los Angeles, CA $32 11.4% 127 3 3 Houston, TX $18 17.1% 46 1 1 Dallas-Fort Worth, TX $15 14.4% 54 1 1 Phoenix, AZ $11 23.2% 113 1 1 Detroit, MI $11 15.6% 90 2 2 San Francisco, CA $11 9.4% 94 3 3 Miami, FL $11 7.9% 125 3 3 San Diego, CA $7 13.8% 102 2 3 Seattle, WA $7 11.5% 40 2 2 San Jose, CA $5 9.9% 100 3 3 Riverside, CA $4 11.5% 142 3 3 Indianapolis, IN $4 17.2% 76 1 1 Bridgeport, CT $4 12.3% 44 2 3 Columbus, OH $4 15.9% 94 1 1 Portland, OR $3 10.3% 18 3 4 New Orleans, LA $3 13.6% 76 2 2 Tucson, AZ $3 20.5% 101 2 2 Cleveland, OH $3 6.5% 51 7 7 Denver, CO $3 5.9% 78 4 5 Austin, TX $3 10.5% 77 2 3 Sacramento, CA $2 7.8% 24 3 3 Oxnard, CA $2 12.8% 107 3 3 Orlando, FL $2 6.7% 99 4 5 Source: SNL Financial; excludes branches with >$1B in deposits 27 A P P E N D I X

Notes on non-GAAP financial measures 1. In addition to analyzing the Firm’s results on a reported basis, management reviews the Firm’s results and the results of the lines of business on a “managed” basis, which is a non-GAAP financial measure. The Firm’s definition of managed basis starts with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the business segments) on a fully taxable-equivalent (“FTE”) basis. Accordingly, revenue from tax-exempt securities and investments that receive tax credits is presented in the managed results on a basis comparable to taxable securities and investments. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. 2. Tangible common equity (“TCE”) represents common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. Return on tangible common equity measures the Firm’s earnings as a percentage of TCE. In management’s view, these measures are meaningful to the Firm, as well as analysts and investors, in assessing the Firm’s use of equity, and in facilitating comparisons with peers. 3. The Basel I Tier 1 common ratio is Tier 1 common capital divided by Basel I risk-weighted assets. Tier 1 common capital is defined as Tier 1 capital less elements of Tier 1 capital not in the form of common equity, such as perpetual preferred stock, noncontrolling interests in subsidiaries, and trust preferred capital debt securities. Tier 1 common capital, a non-GAAP financial measure, is used by banking regulators, investors and analysts to assess and compare the quality and composition of the Firm’s capital with the capital of other financial services companies. The Firm uses Tier 1 common capital along with other capital measures to assess and monitor its capital position. On December 16, 2010, the Basel Committee issued its final version of the Basel Capital Accord, commonly referred to as “Basel III.” In June 2012, the U.S. federal banking agencies published final rules on Basel 2.5 that will go into effect on January 1, 2013 and result in additional capital requirements for trading positions and securitizations. Also, in June 2012, the U.S. federal banking agencies published for comment a Notice of Proposed Rulemaking (the “NPR”) for implementing Basel III, in the United States. The Firm’s estimate of its Tier 1 common ratio under Basel III is a non-GAAP financial measure and reflects the Firm’s current understanding of the Basel III rules and the application of such rules to its businesses as currently conducted based on information currently published by the Basel Committee and U.S. federal banking agencies, and therefore excludes the impact of any changes the Firm may make in the future to its businesses as a result of implementing the Basel III rules. The Firm’s estimates of its Basel III Tier 1 common ratio will evolve over time as the Firm’s businesses change, and as a result of further rule-making on Basel III implementation from U.S. federal banking agencies. Management considers this estimate as a key measure to assess the Firm’s capital position in conjunction with its capital ratios under Basel I requirements, in order to enable management, investors and analysts to compare the Firm’s capital under the Basel III capital standards with similar estimates provided by other financial services companies. 4. In addition to reviewing JPMorgan Chase's net interest income on a managed basis, management also reviews core net interest income to assess the performance of its core lending, investing (including asset/liability management) and deposit-raising activities, excluding the impact of IB's market-based activities. The chart presents an analysis of managed core net interest income and core net interest margin. Each of these amounts is a non-GAAP financial measure due to the exclusion of IB's market-based net interest income and the related assets. Management believes the exclusion of IB's market-based activities provides investors and analysts a more meaningful measure to analyze non-market related business trends of the Firm and can be used as a comparable measure to other financial institutions primarily focused on core lending, investing and deposit-raising activities. 5. In Consumer & Community Banking, supplemental information is provided for Card Services, to provide more meaningful measures that enable comparability with prior periods. The change in net income is presented excluding the change in the allowance, which assumes a tax rate of 38%. The net charge-off rate and 30+ day delinquency rate presented include loans held-for-sale. 6. Corporate & Investment Bank provides several non-GAAP financial measures which exclude the impact of DVA on: net revenue, net income, compensation ratio and return on equity. These measures are used by management to assess the underlying performance of the business and for comparability with peers. The ratio for the allowance for loan losses to period- end loans is calculated excluding the impact of trade finance loans and consolidated Firm-administered multi-seller conduits, to provide a more meaningful assessment of CIB’s allowance coverage ratio. Additional notes on financial measures 7. Treasury Services firmwide metrics include certain Treasury Services product revenue reported in other lines of business related to customers who are also customers of those other lines of business. In order to capture the firmwide impact of Treasury Services products and revenue, management reviews firmwide revenue in assessing financial performance for Treasury Services. Firmwide metrics are necessary, in management’s view, in order to understand the aggregate Treasury Services business. Notes 28 A P P E N D I X

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase and Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2012, Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co.’s website (http://investor.shareholder.com/jpmorganchase) and on the Securities and Exchange Commission's website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. 29 A P P E N D I X